Exhibit (17)(j)

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                         Pioneer Treasury Reserves Fund
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                         Annual Report | July 31, 2008

                         Ticker Symbols:
                         Class A   ITAXX
                         Class Y   ITMXX

                         [LOGO]PIONEER
                               Investments(R)
                        visit us: pioneerinvestments.com
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Table of Contents

Letter to Shareowners                                                         2
Portfolio Management Discussion                                               4
Portfolio Summary                                                             8
Performance Update                                                            9
Comparing Ongoing Fund Expenses                                              11
Schedule of Investments                                                      13
Financial Statements                                                         15
Notes to Financial Statements                                                20
Report of Independent Registered Public Accounting Firm                      24
Approval of Investment Advisory Agreement                                    27
Trustees, Officers and Service Providers                                     31

                   Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    1

President's Letter

Dear Shareowner,

Staying diversified and keeping your portfolio invested in the markets are two general investment principles that have served investors well over time. They are particularly useful guides to keep in mind today, at a time when markets around the globe are being buffeted by problems in the financial and real estate industries and by concerns about a slowing economy.

After an extended period of steady economic growth with sustained low unemployment and low inflation, the U.S. economy ran into difficulty as 2007 drew to a close. Investors in subprime mortgages were forced to mark down the value of their assets, imperiling leveraged balance sheets. The ensuing credit crunch forced central banks in the United States and Europe to assume the role of "lender of last resort" to keep credit markets functioning. Conditions worsened in the first quarter of 2008, as falling prices, margin calls and deleveraging continued and while the auction-rate preferred market seized up. By then, recession talk was widespread as concern grew that falling home prices, rising unemployment, and disruptions in financial markets posed a significant threat to economic growth. In the second quarter, oil prices increased from roughly $100 to nearly $150, and commodities nearly pushed real estate to second place in the "wall of worry" confronting investors.

Markets reacted poorly to these developments. Treasury bond prices rose as the market underwent a classic "flight to quality" during the period, leading up to the near failure of Bear Stearns, but almost have returned to start-of-year levels. Fixed-income credit spreads (the difference in rates between corporate and U.S. government bonds) widened dramatically, and stock markets fell.

In the 12-month period ending July 31, 2008, the Dow Jones Industrial Average fell 12%, the Standard & Poor's 500 Index fell 11% and the NASDAQ Composite Index fell 9%. The MSCI EAFE Developed Market Index of international stock markets fell 12%, and the MSCI Emerging Markets Index fell 4%. The U.S. investment-grade bond market, as measured by the Lehman Brothers Aggregate Bond Index, returned 6% over the 12-month period, while the U.S. high-yield bond market, as measured by the Merrill Lynch High Yield Bond Master II Index, fell 1% as the price declines associated with widening of credit spreads more than offset the lower-quality bonds' higher-coupon income.

2    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

While markets have been volatile, economic fundamentals may have turned the corner. Economic growth bottomed in the fourth quarter of 2007 and has accelerated in each of the past two quarters. Oil prices have fallen more than 10% from their mid-July peak, and many other commodity prices have softened. Home sales are showing signs of recovering. A recession, although unlikely given strong export markets and relatively low inventory levels in the economy, still is a possibility, given the weakened financial state of the U.S. consumer and the difficulty obtaining credit throughout the United States. Regardless of the exact outcome, we expect growth overall to be muted. On the other hand, the cheap U.S. dollar and substantial fiscal and monetary stimulus are potent supports for the economy. Markets remain volatile, and falling risk tolerances and deleveraging may depress asset prices in the short term, but equity and corporate bond valuations look attractive over a longer time horizon.

Sudden swings in the markets are always to be expected, but they are difficult to time. Maintaining a long-term time horizon, being diversified, and paying attention to asset allocation are important investment principles. As always, we encourage you to work closely with your financial advisor to find the mix of stocks, bonds and money market assets that is best aligned to your particular risk tolerance and investment objective and to adhere to a strategic plan rather than letting emotions drive investment decisions.

Respectfully,

/s/ Daniel K. Kingsbury

Daniel K. Kingsbury
President and CEO
Pioneer Investment Management USA, Inc.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                   Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    3

Portfolio Management Discussion | 7/31/08

Continued weakness in the U.S. housing market and substantial volatility in the financial markets contributed to a memorable 2008 fiscal year for Pioneer Treasury Reserves Fund. In the following interview, portfolio manager Seth Roman discusses how his cautious, conservative style of management helped to preserve the Fund's credit integrity amidst great market turmoil while maintaining liquidity to meet investors' needs. Mr. Roman is a member of Pioneer's Fixed Income Group, which is responsible for the daily management of the Fund.

Pioneer Treasury Reserves Fund invests in the highest-quality money market instruments available -- such as those issued by the U.S. Treasury or any agency of the U.S. government, including the Federal National Mortgage Association
(FNMA) and the Federal Home Loan Bank (FHLB). During the period, the majority of the Fund's assets were invested in U.S. Treasury securities, with the balance in agency securities.

Q    How did the Fund perform during the 12-month period ended July 31, 2008?

A The Fund performed well in a challenging environment. For the fiscal year ended July 31, 2008, the Fund's Class A shares had a total return of 2.55%. In comparison, the average return for the 82 funds in Lipper's U.S. Treasury Money Market Funds category was 2.41%, while the Fund's benchmark, the Merrill-Lynch 90-day T-bill Index, returned 2.64% for the same period. The Fund's net asset value remained stable at $1.00 a share throughout this turbulent period.

     With the Federal Reserve Board (the Fed) reducing short-term interest rates to promote economic growth and infuse liquidity into the financial system, yields on money market securities declined throughout the fiscal year. Consequently, the seven-day effective compound yield for Class A shares fell from 4.30% at the start of the reporting period on August 1, 2007, to 1.35% on July 31, 2008.

     Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

     The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

4    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Q What were some of the concerns weighing on the financial markets during the reporting period?

A Given the Fund's commitment to superior credit quality, it didn't have any direct exposure to the subprime market. However, the severity of the subprime crisis caused investors to reevaluate risk across all types of investments. Prices fell and yields rose on all but the highest-quality fixed-income securities, as investors demanded more yield on riskier bonds amid increased concerns that the economy might weaken. The uncertainty triggered a sharp and sudden reevaluation of credit risk and a flight to quality across all types of investment securities. Well-publicized difficulties at several major investment banks, hedge fund managers and among the insurers of repackaged loans added to investors' uncertainty -- as did angst about slower growth, inflation, and a weak U.S. dollar.

     At the heart of the uncertainty were worries about the developing credit crunch, in which lenders and investors cut off the capital that businesses need to grow and consumers need to buy homes. The Fed was proactive, starting as early as August 2007, to infuse liquidity in the financial system by reducing its discount rate, the rate at which banks can borrow from the central bank. This was the first of several cuts, which culminated in the discount rate falling from 6.25% to 2.25% by the end of the reporting period.

     In addition, the Fed initiated a series of cuts in the Federal funds rate starting in September 2007. This benchmark rate is the interest rate banks charge each other for overnight loans to maintain reserve levels. By the close of the fiscal year period, the Federal funds rate decreased from 5.25% to 2.00%. Both actions had a positive impact on the markets by increasing liquidity and reassuring investors that the Fed was willing to do its part to fend off a recession.

Q What were your principal investment strategies for the Fund during the period?

A We were primarily concerned about safety and liquidity to protect shareowners' principal while providing immediate access to their money. We invested in only the highest-quality securities and avoided the types of complex financial investments that carry credit risks.

     At the beginning of the reporting period, with the Fed still leaning toward raising short-term interest rates to fight inflationary pressures, the Fund was focused on shorter-maturity U.S. Treasury and agency securities. We believed this strategy helped to keep the portfolio flexible enough to capture higher yields when opportunities presented themselves. However, by early fall, we anticipated correctly that the Fed would change course and lower interest rates to stem the effects of the housing and mortgage market crisis and to foster growth. As a result, we increased the Fund's exposure to

                   Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    5
     longer-maturity Treasury securities to lock in the higher fixed-rate yields for a longer period of time.

     In the final months of the reporting period, we focused the Fund's investments on short-term repurchase agreements, which offered a better risk/return profile for the Fund. As a result of these strategies, the portfolio's average days to maturity rose from 15 days on July 31, 2007, to 42 days midway through the year on January 31, and subsequently settled at 17 days by July 31, 2008.

     The Fund has maintained some exposure to agency securities of Fannie Mae and Freddie Mac, both of which experienced highly publicized difficulties during the fiscal year, with the Federal government stepping in with a bailout plan after the end of the period. Despite the news on both entities, the Fund's performance was not affected.

Q    What is your investment outlook?

A We do not think that it is likely that interest rates will rise soon, despite recent changes in emphasis of the Fed, which appears to have changed its focus to pay more attention to restraining inflationary pressures. However, while energy and food prices have risen significantly, we have not seen upward pressure on wages, which can have a major impact on overall inflation. As a consequence, we do not think that the Fed will raise short-term interest rates in the near future. In such an environment, we may extend the Fund's duration (its sensitivity to interest rates) somewhat to gain yield, but we'll proceed with caution, as we remain primarily concerned with maintaining the Fund's high quality and liquidity.

Important Note: On September 7, 2008, the Federal Housing Finance Agency ("FHFA") of the U.S. Government announced that it had been appointed by its Director to be the conservator of the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac). According to the FHFA, the conservatorship is designed to preserve and conserve each enterprise's assets and property and to put each enterprise in a sound and solvent condition. During the conservatorship, each enterprise's operation is expected to continue without interruption. At present, there is no exact time frame as to when this conservatorship may end.

Please refer to the Schedule of Investments on pages 13-14 for a full listing of Fund securities.

Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund. Fund shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

6    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

When interest rates rise, the prices of fixed income securities in the Fund will generally fall. Conversely, when interest rates fall, the prices of fixed income securities in the Fund will generally rise.

Any information in this shareholder report regarding market or economic trends or the factors influencing the Fund's historical or future performance are statements of the opinion of Fund management as of the date of this report. These statements should not be relied upon for any other purposes. Past performance is no guarantee of future results, and there is no guarantee that market forecasts discussed will be realized.

                   Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    7

Portfolio Summary | 7/31/08

Portfolio Diversification
--------------------------------------------------------------------------------
(As a percentage of total investment portfolio)

[THE FOLLOWING DATA IS A REPRESENTATION OF A PIE CHART IN THE PRINTED MATERIAL]

Repurchase Agreements                                                         75.5%
U.S. Government Agency Obligations                                            24.5%

10 Largest Holdings
--------------------------------------------------------------------------------
(As a percentage of debt holdings)*

 1. Federal Home Loan Bank, Floating Rate Note, 8/21/09                      22.13%
 2. U.S. Treasury Bills, 1.8495%, 12/26/08                                   14.32
 3. Federal Home Loan Bank, Floating Rate Note, 2/18/09                      13.71
 4. U.S. Treasury Bills, 3.125%, 9/15/08                                      9.61
 5. U.S. Treasury Bills, 1.5%, 8/21/08                                        8.17
 6. U.S. Treasury Bills, 1.4065%, 8/14/08                                     7.21
 7. Federal Home Loan Bank, 2.25%, 2/13/09                                    4.81
 8. Federal National Mortgage Association, Floating Rate Note, 1/28/10        4.14
 9. Federal National Mortgage Association, Floating Rate Note, 9/3/09         3.80
10. Federal Home Loan Mortgage Corp., 3.125%, 6/23/09                         3.37

* This list excludes repurchase agreements and derivative instruments. The portfolio is actively managed, and current holdings may be different. The holdings listed should not be considered recommendations to buy or sell any security listed.

8    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Performance Update | 7/31/08

Net Asset Value Per Share
--------------------------------------------------------------------------------

Class         7/31/08             7/31/07
  A           $ 1.00              $ 1.00
  Y           $ 1.00              $ 1.00

Distributions Per Share: 7/31/07-7/31/08
--------------------------------------------------------------------------------

          Net Investment         Short-Term         Long-Term
Class         Income           Capital Gains      Capital Gains
  A          $ 0.0252              $ --              $ --
  Y          $ 0.0274              $ --              $ --

Yields Per Share*
--------------------------------------------------------------------------------

Class    7-Day Annualized    7-Day Effective**
  A           1.34%                    1.35%
  Y           1.52%                    1.53%

*    Please contact Pioneer to obtain the Fund's current 7-day yields.
**   Assumes daily compounding of dividends.

Expense Ratio
--------------------------------------------------------------------------------

(Per prospectus dated 12/1/07)

                  Gross     Net
Class A Shares    0.68%    0.68%
Class Y Shares    0.56%    0.56%

The performance of the Class A shares and Class Y shares of the Fund includes the performance of AmSouth Treasury Reserve Money Market Fund Class A shares and AmSouth Treasury Reserve Money Market Fund Class I shares, respectively, prior to the reorganization, which has been restated to reflect differences in any applicable sales charges (but not differences in expenses). Pioneer Treasury Reserves Fund was created through the reorganization of AmSouth Treasury Reserve Money Market Fund on September 23, 2005. If the performance had been adjusted to reflect all differences in expenses, the performance of the fund would be lower.

Call 1-800-225-6292 or visit www.pioneerinvestments.com for the most recent month-end performance results. Current performance may be lower or higher than the performance data quoted.

The performance data quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, and shares, when redeemed, may be worth more or less than their original cost.

                   Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    9

Pioneer has agreed to limit the Fund's expenses for any class of shares or waive a portion of its management fee to maintain a net asset value of $1.00. Under certain circumstances, this limitation may result in a 0.00% yield for one or more classes of shares. From time to time, Pioneer and its affiliates may limit the expenses of one or more classes for the purpose of increasing its yield during the period of the limitation. These expense limitation policies are voluntary and temporary and may be revised or terminated by Pioneer at any time without notice.

Performance does not reflect the deduction of taxes that a shareowner would pay on Fund distributions or the redemption of Fund shares.

10    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Comparing Ongoing Fund Expenses

As a shareowner in the Fund, you incur two types of costs:

(1) ongoing costs, including management fees, distribution and/or service (12b-1) fees, and other Fund expenses; and

(2)  transaction costs, including sales charges (loads) on purchase payments.

These examples are intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The examples below are based on an investment of $1,000 at the beginning of the Fund's latest six-month period and held throughout the six months.

Using the Tables
--------------------------------------------------------------------------------
Actual Expenses

The first table below provides information about actual account values and actual expenses. You may use the information in this table, together with the amount you invested, to estimate the expenses that you paid over the period as follows:

(1)  Divide your account value by $1,000
     Example: an $8,600 account value [divided by] $1,000 = 8.6

(2) Multiply the result in (1) above by the corresponding share class's number in the third row under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

Expenses Paid on a $1,000 Investment in Pioneer Bond Fund

Based on actual returns from February 1, 2008 through July 31, 2008.

Share Class                              A             Y
Beginning Account Value on 2/1/08    $ 1,000.00    $ 1,000.00
-------------------------------------------------------------
Ending Account Value on 7/31/08      $ 1,007.86    $ 1,008.93
-------------------------------------------------------------
Expenses Paid During Period*         $     4.19    $     3.00
-------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.84% and 0.60% for Class A and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).

                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    11

Hypothetical Example for Comparison Purposes

The table below provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the tables are meant to highlight your ongoing costs only and do not reflect any transaction costs, such as sales charges (loads) that are charged at the time of the transaction. Therefore, the table below is useful in comparing ongoing costs only and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Expenses Paid on a $1,000 Investment in Pioneer Treasury Reserves Fund

Based on a hypothetical 5% per year return before expenses, reflecting the period from February 1, 2008 through July 31, 2008.

Share Class                              A             Y
Beginning Account Value on 2/1/08    $ 1,000.00    $ 1,000.00
-------------------------------------------------------------
Ending Account Value on 7/31/08      $ 1,020.69    $ 1,021.88
-------------------------------------------------------------
Expenses Paid During Period*         $     4.22    $     3.02
-------------------------------------------------------------

* Expenses are equal to the Fund's annualized expense ratio of 0.84% and 0.60% for Class A and Class Y shares, respectively, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).

12    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Schedule of Investments | 7/31/08

Principal     Floating
Amount ($)    Rate (b)                                                                          Value
                          U.S. GOVERNMENT AGENCY OBLIGATIONS -- 24.4%
1,000,000                 Federal Home Loan Bank, 2.25%, 2/13/09                                $   999,188
2,850,000     2.60        Federal Home Loan Bank, Floating Rate Note, 2/18/09                     2,850,000
4,600,000     2.39        Federal Home Loan Bank, Floating Rate Note, 8/21/09                     4,599,813
  700,000                 Federal Home Loan Mortgage Corp., 3.125%, 6/23/09                         700,000
  410,000     2.39        Federal Home Loan Mortgage Corp., Floating Rate Note, 10/19/09            409,963
  420,000     2.39        Federal Home Loan Mortgage Corp., Floating Rate Note, 10/8/09             420,000
  860,000     2.72        Federal National Mortgage Association, Floating Rate Note, 1/28/10        860,000
  790,000     2.27        Federal National Mortgage Association, Floating Rate Note, 9/3/09         790,000
1,500,000                 U.S. Treasury Bills, 1.4065%, 8/14/08                                   1,499,238
1,700,000                 U.S. Treasury Bills, 1.5%, 8/21/08                                      1,698,466
3,000,000                 U.S. Treasury Bills, 1.8495%, 12/26/08                                  2,977,343
  500,000                 U.S. Treasury Bills, 2.19%, 12/4/08                                       496,198
  500,000                 U.S. Treasury Bills, 2.4815%, 6/4/09                                      489,419
2,000,000                 U.S. Treasury Bills, 3.125%, 9/15/08                                    1,997,549
                                                                                                -----------
                                                                                                $20,787,177
                                                                                                -----------
                          TOTAL U.S. GOVERNMENT AGENCY OBLIGATIONS
                          (Cost $20,787,177)                                                    $20,787,177
-----------------------------------------------------------------------------------------------------------
  Shares
                          MUTUAL FUND -- 0.0%
       728                BlackRock Liquidity Funds FedFund Portfolio                           $       728
                                                                                                -----------
                          TOTAL MUTUAL FUND
                          (Cost $728)                                                           $       728
-----------------------------------------------------------------------------------------------------------
Principal
Amount ($)
                          REPURCHASE AGREEMENTS -- 75.4%
63,000,000                Deutsche Bank, 2.07%, dated 7/31/08, repurchase price of
                          $63,000,000 plus accrued interest on 8/1/08 collateralized by
                          $101,780,300 U.S. Treasury Strip, 0.0%, 11/15/18                      $63,000,000
-----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    13

 Principal    Floating
Amount ($)    Rate (b)                                                                          Value
                          Repurchase Agreements -- (continued)
 1,200,000                Deutsche Bank, 2.20%, dated 7/31/08, repurchase price of
                          $1,200,000 plus accrued interest on 8/1/08 collateralized by the following:
                          $147,561 Federal Home Loan Mortgage Corp.,
                          4.612 - 5.783%, 6/1/35 - 5/1/38
                          $1,155,724 Federal National Mortgage Association,
                          4.624 - 6.812%, 12/1/16 - 12/1/37
                          $4,058 Federal National Mortgage Association, 5.0%, 4/1/23
                          $1,154,788 Freddie Mac Giant, 4.5 - 7.0%, 5/1/17 - 7/1/38
                          $61,159 Government National Mortgage Association,
                          6.5 - 7.0%, 12/15/36 - 7/15/38                                        $ 1,200,000
                                                                                                -----------
                                                                                                $64,200,000
-----------------------------------------------------------------------------------------------------------
                          TOTAL REPURCHASE AGREEMENTS
                          (Cost $64,200,000)                                                    $64,200,000
-----------------------------------------------------------------------------------------------------------
                          TOTAL INVESTMENT IN SECURITIES -- 99.8%
                          (Cost $84,987,905)(a)                                                 $84,987,905
-----------------------------------------------------------------------------------------------------------
                          OTHER ASSETS AND LIABILITIES -- 0.2%                                  $   172,090
-----------------------------------------------------------------------------------------------------------
                          TOTAL NET ASSETS -- 100.0 %                                           $85,159,995
===========================================================================================================

(a)  At July 31, 2008, the cost for federal income tax purposes was $84,987,905.

(b) Debt obligation with a variable interest rate. Rate shown is rate at period end.

The accompanying notes are an integral part of these financial statements.

14    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Statement of Assets and Liabilities | 7/31/08

ASSETS:
  Investment in securities, at value (cost $84,987,905)    $84,987,905
  Cash                                                         174,349
  Receivables --
   Fund shares sold                                            300,087
   Interest                                                     59,063
  Other                                                          6,667
----------------------------------------------------------------------
     Total assets                                          $85,528,071
----------------------------------------------------------------------
LIABILITIES:
  Payables --
   Fund shares repurchased                                     276,626
   Dividends                                                    46,907
  Due to affiliates                                              2,462
  Accrued expenses                                              42,081
----------------------------------------------------------------------
     Total liabilities                                     $   368,076
----------------------------------------------------------------------
NET ASSETS:
  Paid-in capital                                          $85,112,266
  Distributions in excess of net investment income             (13,041)
  Accumulated net realized gain on investments                  60,770
----------------------------------------------------------------------
     Total net assets                                      $85,159,995
----------------------------------------------------------------------
NET ASSET VALUE PER SHARE:
(No par value, unlimited number of shares authorized)
  Class A (based on $47,806,563/47,743,468 shares)         $      1.00
  Class Y (based on $37,353,432/37,263,940 shares)         $      1.00
======================================================================

The accompanying notes are an integral part of these financial statements.

                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    15

Statement of Operations

For the Year Ended 7/31/08

INVESTMENT INCOME:
  Interest                                                 $2,862,969
  Miscellaneous income                                         10,943
-----------------------------------------------------------------------------------
     Total investment income                                             $2,873,912
-----------------------------------------------------------------------------------
EXPENSES:
  Management fees                                          $  340,527
  Transfer agent fees and expenses
   Class A                                                     18,490
   Class Y                                                        673
  Distribution fees
   Class A                                                     39,263
  Administrative fees                                          19,155
  Custodian fees                                               29,785
  Registration fees                                            61,867
  Professional fees                                            44,762
  Printing expense                                             17,058
  Fees and expenses of nonaffiliated trustees                   5,195
-----------------------------------------------------------------------------------
     Total expenses                                                      $  576,775
     Less fees paid indirectly                                                 (206)
-----------------------------------------------------------------------------------
     Net expenses                                                        $  576,569
-----------------------------------------------------------------------------------
       Net investment income                                             $2,297,343
-----------------------------------------------------------------------------------
REALIZED GAIN ON INVESTMENTS:
  Net realized gain on investments                                       $   63,381
-----------------------------------------------------------------------------------
  Net increase in net assets resulting from operations                   $2,360,724
-----------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

16    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Statement of Changes in Net Assets

For the Years Ended 7/31/07 and 7/31/08, respectively

                                                                     Year Ended      Year Ended
                                                                     7/31/08         7/31/07
FROM OPERATIONS:
Net investment income                                                $  2,297,343    $  4,945,263
Net realized gain on investments                                           63,381             227
-------------------------------------------------------------------------------------------------
   Net increase in net assets resulting from operations              $  2,360,724    $  4,945,490
-------------------------------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREOWNERS:
Net investment income:
   Class A ($0.0252 and $0.0450 per share, respectively)             $   (628,077)   $ (1,756,896)
   Class Y ($0.0274 and $0.0466 per share, respectively)               (1,689,408)     (3,187,993)
-------------------------------------------------------------------------------------------------
     Total distributions to shareowners                              $ (2,317,485)   $ (4,944,889)
-------------------------------------------------------------------------------------------------
FROM FUND SHARE TRANSACTIONS:
Net proceeds from sale of shares                                     $219,143,394    $265,114,177
Reinvestment of distributions                                             683,450       1,619,053
Cost of shares repurchased                                           (232,568,099)   (269,949,540)
-------------------------------------------------------------------------------------------------
   Net decrease in net assets resulting from Fund
     share transactions                                              $(12,741,255)   $ (3,216,310)
-------------------------------------------------------------------------------------------------
   Net decrease in net assets                                        $(12,698,016)   $ (3,215,709)
NET ASSETS:
Beginning of year                                                      97,858,011     101,073,720
-------------------------------------------------------------------------------------------------
End of year                                                          $ 85,159,995    $ 97,858,011
-------------------------------------------------------------------------------------------------
Undistributed (distributions in excess of) net investment income     $    (13,041)   $      7,101
-------------------------------------------------------------------------------------------------

                                  '08 Shares       '08 Amount       '07 Shares       '07 Amount
Class A
Shares sold                       113,603,297    $  113,603,297     118,336,530    $  118,336,530
Reinvestment of distributions         548,854           548,854       1,369,275         1,369,275
Less shares repurchased           (92,653,003)      (92,653,004)   (125,104,093)     (125,104,093)
-------------------------------------------------------------------------------------------------
   Net increase (decrease)         21,499,148    $   21,499,147      (5,398,288)   $   (5,398,288)
=================================================================================================
Class Y
Shares sold                       105,540,097    $  105,540,097     146,777,647    $  146,777,647
Reinvestment of distributions         134,596           134,596         249,778           249,778
Less shares repurchased          (139,915,095)     (139,915,095)   (144,845,447)     (144,845,447)
-------------------------------------------------------------------------------------------------
   Net increase (decrease)        (34,240,402)   $  (34,240,402)      2,181,978    $    2,181,978
=================================================================================================

The accompanying notes are an integral part of these financial statements.

                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    17

Financial Highlights

                                                                     Year      Year       Year          Year          Year
                                                                     Ended     Ended      Ended         Ended         Ended
                                                                     7/31/08   7/31/07    7/31/06 (b)   7/31/05       7/31/04
Class A
Net asset value, beginning of period                                 $  1.00   $  1.00    $  1.00       $  1.00       $  1.00
---------------------------------------------------------------------------------------------------------------------------------
Increase from investment operations:
 Net investment income                                               $  0.03   $  0.05    $  0.03       $  0.02       $  0.00(a)
---------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                               $ (0.03)  $ (0.05)   $ (0.03)      $ (0.02)      $ (0.00)(a)
---------------------------------------------------------------------------------------------------------------------------------
Capital contributions                                                $    --   $    --    $    --       $  0.00(a)    $    --
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                       $  1.00   $  1.00    $  1.00       $  1.00       $  1.00
=================================================================================================================================
Total return*                                                           2.55%     4.59%      3.36%         1.62%         0.25%
Ratio of net expenses to average net assets+                            0.85%     0.68%      0.90%         0.70%         0.77%
Ratio of net investment income to average net assets+                   2.37%     4.55%      3.36%         1.62%         0.26%
Net assets, end of period (in thousands)                             $47,807   $26,293    $31,687       $70,793       $72,929
Ratios with no waiver of management fees and assumption of expenses by the advisor and no reduction for fees paid indirectly:
 Net expenses                                                           0.85%     0.68%      0.92%         0.69%         1.02%
 Net investment income                                                  2.37%     4.55%      3.34%         1.63%         0.01%
Ratios with waiver of management fees and assumption of expenses by the advisor and reduction for fees paid indirectly:
 Net expenses                                                           0.84%     0.68%      0.90%         0.70%         0.77%
 Net investment income                                                  2.38%     4.55%      3.36%         1.62%         0.26%
=================================================================================================================================

(a)  Amount rounds to less than one cent per share.
(b) Pioneer Investment Management, Inc. became the Fund's advisor on September 23, 2005.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at the net asset value at the end of each period and no sale charges. Total return would be reduced if the sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.

The accompanying notes are an integral part of these financial statements.

18  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08


                                                                      Year       Year      Year          Year          Year
                                                                      Ended      Ended     Ended         Ended         Ended
                                                                      7/31/08    7/31/07   7/31/06 (b)   7/31/05       7/31/04
Class Y
Net asset value, beginning of period                                  $  1.00    $  1.00   $  1.00       $  1.00       $   1.00
---------------------------------------------------------------------------------------------------------------------------------
Increase (decrease) from investment operations:
 Net investment income (loss)                                         $  0.03    $  0.05   $  0.03       $  0.02       $   0.00(a)
---------------------------------------------------------------------------------------------------------------------------------
Distributions to shareowners:
 Net investment income                                                $ (0.03)   $ (0.05)  $ (0.03)      $ (0.02)      $  (0.00)(a)
---------------------------------------------------------------------------------------------------------------------------------
Capital contributions                                                 $    --    $    --   $    --       $  0.00(a)    $     --
---------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                        $  1.00    $  1.00   $  1.00       $  1.00       $   1.00
=================================================================================================================================
Total return*                                                            2.78%      4.76%     3.56%         1.67%          0.33%
Ratio of net expenses to average net assets+                             0.60%      0.56%     0.69%         0.65%          0.69%
Ratio of net investment income to average net assets+                    2.84%      4.66%     3.59%         1.60%          0.35%
Net assets, end of period (in thousands)                              $37,353    $71,565   $69,387       $96,014       $134,182
Ratios with no waiver of management fees and assumption of expenses by the advisor and no reduction for fees paid indirectly:
 Net expenses                                                            0.60%      0.56%     0.72%         0.85%          0.92%
 Net investment income                                                   2.84%      4.66%     3.57%         1.40%          0.12%
Ratios with waiver of management fees and assumption of expenses by the advisor and reduction for fees paid indirectly:
 Net expenses                                                            0.60%      0.56%     0.69%         0.65%          0.69%
 Net investment income                                                   2.84%      4.66%     3.59%         1.60%          0.35%
=================================================================================================================================

(a)  Amount rounds to less than one cent per share.
(b) Pioneer Investment Management, Inc. became the Fund's advisor on September 23, 2005.
* Assumes initial investment at net asset value at the beginning of each period, reinvestment of all distributions, the complete redemption of the investment at the net asset value at the end of each period and no sale charges. Total return would be reduced if the sales charges were taken into account.
+    Ratios with no reduction for fees paid indirectly.

   The accompanying notes are an integral part of these financial statements.

                    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08  19

Notes to Financial Statements | 7/31/08

1. Organization and Significant Accounting Policies

Pioneer Treasury Reserves Fund (the Fund) is one of four portfolios comprising Pioneer Series Trust IV, a Delaware statutory trust registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund is the successor to the AmSouth Treasury Reserve Money Market Fund. The investment objective of the Fund is to seek current income, preservation of capital and liquidity through investments in high-quality short term securities.

The Fund currently offers two classes of shares designated as Class A and Class Y shares. Shares of Class A and Class Y each represent an interest in the same portfolio of investments of the Fund and have equal rights to voting, redemptions, dividends and liquidation proceeds, except that each class of shares can bear different transfer agent and distribution fees and have exclusive voting rights with respect to the distribution plan that has been adopted by the shareowners. There is no distribution plan for Class Y shares.

The Fund's financial statements have been prepared in conformity with U.S. generally accepted accounting principles that require the management of the Fund to, among other things, make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income, expenses and gains and losses on investments during the reporting period. Actual results could differ from those estimates.

Although the Fund seeks to preserve the value of its shares at $1.00 per share, it is possible to lose money by investing in the Fund. Fund shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Fund's prospectuses contain information regarding the Fund's principal risks. Please refer to those documents when considering the Fund's risks.

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements, which are consistent with those policies generally accepted in the investment company industry:

A.   Security Valuation

     Security transactions are recorded as of trade date. Securities are valued at amortized cost, which approximates fair market value. Investments purchased at a discount or premium, are valued by amortizing the difference between the original purchase price and maturity value of the issue over the



20    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08
     period to maturity. Interest income, including interest on income bearing cash accounts, is recorded on the accrual basis.

B.   Federal Income Taxes

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income and net realized capital gains, if any, to its shareowners. Therefore, no federal income tax provision is required. Tax years prior to 2004 are closed (not subject to examination by tax authorities) due to the expiration of statute of limitations; all other tax years are open.

     The amounts and characterizations of distributions to shareowners for financial reporting purposes are determined in accordance with federal income tax rules. Therefore, the sources of the Fund's distributions may be shown in the accompanying financial statements as from or in excess of net investment income or as from net realized gain on investment transactions, or as from paid-in capital, depending on the type of book/tax differences that may exist.

     The tax character of distributions paid during the years ended July 31, 2008 and July 31, 2007 was as follows:

                                                            2008            2007
     Distributions paid from:
     Ordinary income                                  $2,317,485      $4,944,889
     Long-term capital gain                                   --              --
     ---------------------------------------------------------------------------
        Total                                         $2,317,485      $4,944,889
     ---------------------------------------------------------------------------

     The following shows the components of distributable earnings on a federal income tax basis at July 31, 2008:


                                                                            2008
     Distributable earnings:
     Undistributed ordinary income                                     $  94,636
     Dividend payable                                                    (46,907)
     ---------------------------------------------------------------------------
     Total                                                             $  47,729
     ---------------------------------------------------------------------------

C.   Fund Shares

     The Fund records sales and repurchases of its shares as of trade date. The Fund declares as daily dividends substantially all of its net investment income. All dividends are paid on a monthly basis. Short-term capital gain distributions, if any, may be declared with the daily dividends.


                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    21

D.   Class Allocations

     Income, common expenses and realized and unrealized gains and losses are calculated at the Fund level and allocated daily to each class of shares based on the respective percentage of adjusted net assets at the beginning of the day.

     Distribution fees are calculated based on the average daily net asset value attributable to Class A shares of the Fund. Class Y shares are not subject to a distribution plan (see Note 4). Shareowners of each class participate in all expenses and fees paid to the transfer agent, Pioneer Investment Management Shareholder Services, Inc. (PIMSS), for its services, which are allocated based on the number of accounts in each class and the ratable allocation of related out-of-pocket expenses (see Note 3).

     Distributions to shareowners are recorded as of the ex-dividend date. Distributions paid by the Fund with respect to each class of shares are calculated in the same manner, at the same time, and in the same amount, except that Class A and Class Y shares can bear different transfer agent and distribution expense rates.

E.   Repurchase Agreements

     With respect to repurchase agreements entered into by the Fund, the value of the underlying securities (collateral), including accrued interest received from counterparties, is required to be at least equal to or in excess of the value of the repurchase agreement at the time of purchase. The collateral for all repurchase agreements is held in safekeeping in the customer-only account of the Fund's custodian or subcustodians. The Fund's investment adviser, Pioneer Investment Management, Inc. (PIM), is responsible for determining that the value of the collateral remains at least equal to the repurchase price.

2. Management Agreement

PIM, a wholly owned indirect subsidiary of UniCredit S.p.A. (UniCredit), manages the Fund's portfolio. Management fees are calculated daily at an annual rate equal to 0.40% of the Fund's average daily net assets up to $1 billion and 0.35% on assets over $1 billion. The management fee was equivalent to 0.40% of the average daily net assets for the period.

PIM has agreed to limit the Fund's expenses for any class of shares or waive a portion of its management fee to maintain a net asset value of $1.00. Under certain circumstances, this limitation may result in a 0.00% yield for one or more classes of shares. From time to time, PIM and its affiliates may limit the expenses of one or more classes for the purpose of increasing its yield during the period of the limitation.


22    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

In addition, under the management and administration agreements, certain other services and costs, including accounting, regulatory reporting and insurance premiums, are paid by the Fund. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,120 in management fees, administrative costs and certain other services payable to PIM at July 31, 2008.

3. Transfer Agent

PIMSS, a wholly owned indirect subsidiary of UniCredit, provides substantially all transfer agent and shareowner services to the Fund at negotiated rates. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $1,144 in transfer agent fees payable to PIMSS at July 31, 2008.

4. Distribution Plan

The Fund adopted a Plan of Distribution for Class A shares (Class A Plan) in accordance with Rule 12b-1 of the Investment Company Act of 1940. Currently under the Class A Plan, Pioneer Funds Distributor, Inc. (PFD) is reimbursed for distribution expenses in an amount up to 0.15% of the average daily net assets attributable to Class A shares in reimbursement of its actual expenditures to finance activities primarily intended to result in the sale of Class A shares. Included in "Due to affiliates" reflected on the Statement of Assets and Liabilities is $198 in distribution fees payable to PFD at July 31, 2008.

5. Expense Offset Arrangements

The Fund has entered into certain expense offset arrangements with PIMSS, which may result in a reduction in the Fund's total expenses due to interest earned on cash held by PIMSS. For the year ended July 31, 2008, the Fund's expenses were reduced by $206 under such arrangements.

6. New Pronouncement

In September 2006, Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157), was issued and is effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. Management is currently evaluating the impact the adoption of SFAS 157 will have on the Fund's financial statement disclosures.

In March 2008, Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities (SFAS 161), was issued and is effective for fiscal years beginning after November 15, 2008. SFAS 161 requires enhanced disclosures about an entity's derivative and hedging activities. Management is currently evaluating the impact the adoption of SFAS 161 will have on the Fund's financial statement disclosures.


                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    23

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Pioneer Series Trust IV and the Shareowners of Pioneer Treasury Reserves Fund:
--------------------------------------------------------------------------------

We have audited the accompanying statement of assets and liabilities of Pioneer Treasury Reserves Fund, one of the portfolios constituting Pioneer Series Trust IV (the "Trust), including the schedule of investments, as of July 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2008 by correspondence with the custodian and brokers. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Pioneer Treasury Reserves Fund at July 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                       /s/ Ernst & Young LLP

Boston, Massachusetts
September 12, 2008


24    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

ADDITIONAL INFORMATION (unaudited)

The percentages of the Fund's ordinary income distributions that are exempt from nonresident alien (NRA) tax withholding resulting from qualified interest income and qualified short-term gains were 100% and 100%, respectively, for the year ending July 31, 2008.

Results of Shareholder Meeting (unaudited)

At a special meeting held on May 13, 2008, and adjourned to June 19, 2008 with respect to all proposals, and July 17, 2008 with respect to certain proposals, shareholders of the Fund were asked to consider the proposals described below. A report of the total votes cast by the Fund's shareholders (or, with respect to certain proposals, by shareholders of Pioneer Series Trust IV, as noted below) follows:

                                                                               Broker
                              For               Withhold        Abstain        Non-Votes
Proposal 1 -- To elect Trustees*
 John F. Cogan, Jr.           989,958,684.366   740,514.668     127,727.020    0
 Daniel K. Kingsbury          990,054,730.158   644,468.876     127,727.020    0
 David R. Bock                989,975,686.972   723,512.063     127,727.020    0
 Mary K. Bush                 989,998,674.048   700,524.986     127,727.020    0
 Benjamin M. Friedman         989,970,275.508   728,923.527     127,727.020    0
 Margaret B.W. Graham         990,062,518.307   636,680.727     127,727.020    0
 Thomas J. Perna              989,966,823.784   732,375.251     127,727.020    0
 Marguerite A. Piret          990,042,016.264   657,182.770     127,727.020    0
 John Winthrop                989,968,306.668   730,892.366     127,727.020    0

                                                                               Broker
                              For               Against         Abstain        Non-Votes
Proposal 2 -- To approve an
amendment to the
Declaration of Trust*         980,314,022.105   6,070,174.602   877,459.348    3,565,270.000

                                                                               Broker
                              For               Against         Abstain        Non-Votes
Proposal 3A -- To approve
changes to the Fund's
fundamental investment
policy relating to borrowing
money                         50,119,342.523    680,524.000     161,060.690    88,854.000
Proposal 3B -- To approve
changes to the Fund's
fundamental investment
policy relating to
underwriting                  50,119,341.523    680,524.000     161,061.690    88,854.000

                     Pioneer Treasury Reserves Fund | Annual Report | 7/31/08
25

                                                                               Broker
                              For               Against         Abstain        Non-Votes
Proposal 3C -- To approve
changes to the Fund's
fundamental investment
policy relating to lending    50,119,342.523    680,524.000     161,060.690    88,854.000
Proposal 3D -- To approve
changes to the Fund's
fundamental investment
policy relating to issuing
senior securities             50,754,961.523    44,906.000      161,059.690    88,854.000
Proposal 3E -- To approve
changes to the Fund's
fundamental investment policy
relating to real estate       50,119,342.523    680,524.000     161,060.690    88,854.000
Proposal 3F -- To approve
changes to the Fund's
fundamental investment
policy relating to
commodities                   50,119,342.523    680,524.000     161,060.690    88,854.000
Proposal 3H -- To approve
changes to the Fund's
fundamental investment
policy relating to
diversification               50,119,342.523    680,524.000     161,060.690    88,854.000
Proposal 3I -- To approve
the conversion of the Fund's
investment objective from
fundamental to non-
fundamental                   30,404,336.773    22,708,029.000  161,060.690    88,854.000

                                                                               Broker
                              For               Against         Abstain        Non-Votes
Proposal 4 -- To approve an
Amended and Restated
Management Agreement
with PIM                      50,482,198.523    0.000      478,728.690         88,854.000

* Proposals 1 and 2 were voted on and approved by all series of Pioneer Series Trust IV. Results reported above reflect the combined votes of all series of the Trust.


26    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Approval of Investment Advisory Agreement

Pioneer Investment Management, Inc. (PIM) serves as the Fund's investment adviser pursuant to an investment advisory agreement between PIM and the Fund. The Trustees of the Fund, as required by law, determine annually whether to continue the investment advisory agreement for the Fund. In connection with their most recent consideration of the investment advisory agreement for the Fund, the Trustees received and reviewed a substantial amount of information provided by PIM in response to requests of the independent Trustees and their independent legal counsel. The independent Trustees met on a number of occasions with PIM and also separately with their independent legal counsel to evaluate and discuss the information provided to them by PIM. At a meeting held on November 13, 2007, based on their evaluation of the information provided by PIM, the Trustees, including the independent Trustees voting separately, unanimously approved the continuation of the investment advisory agreement for another year.

At a meeting held on January 8, 2008, the Trustees considered whether an amended and restated investment advisory agreement for the Fund should be approved for an initial period ending December 31, 2009. The management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement is the same as the management fee provided in the previously approved investment advisory agreement. Based on their evaluation of the information provided by PIM, including the information provided by PIM in connection with the Trustees' most recent approval of the continuation of the previous investment advisory agreement, the Trustees, including the independent Trustees voting separately, unanimously approved the amended and restated investment advisory agreement. Shareholders of the Fund approved the amended and restated investment advisory agreement at a meeting held on June 19, 2008.

In considering the amended and restated investment advisory agreement, the Trustees considered various factors that they determined were relevant, including the factors described below. The Trustees did not identify any single factor as the controlling factor in determining to approve the amended and restated investment advisory agreement.

Nature, Extent and Quality of Services
The Trustees considered the nature, extent and quality of the services that were provided by PIM to the Fund under the previous investment advisory agreement, and that would continue to be provided by PIM to the Fund under the amended and restated investment advisory agreement, taking into account the investment objective and strategy of the Fund and the information related to


                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    27
the Fund provided to the Trustees at each quarterly meeting. The Trustees reviewed the terms of the amended and restated investment advisory agreement. The Trustees also reviewed PIM's investment approach for the Fund and its research process. The Trustees considered the resources of PIM and the personnel of PIM who provide investment management services to the Fund. They also considered PIM's compliance and legal resources and personnel.

In addition, the Trustees considered the other services that PIM provided under the previous investment advisory agreement and that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement and that, as administrator, PIM is responsible for the administration of the Fund's business and other affairs. It was noted that PIM supervises and monitors the performance of the Fund's service providers and provides the Fund with personnel (including officers) as are necessary for the Fund's operations. The Trustees considered the fees paid to PIM for the provision of such services.

Based on these considerations, the Trustees concluded that the nature, extent and quality of services that PIM would continue to provide to the Fund under the amended and restated investment advisory agreement, were satisfactory and consistent with the terms of the amended and restated investment advisory agreement.

Performance of the Fund
The Trustees considered the performance results of the Fund over various time periods. They reviewed information comparing the Fund's performance with the average performance of its peer group of funds as classified by Morningstar, Inc. (Morningstar), an independent provider of investment company data, and with the performance of the Fund's benchmark index. The Trustees considered that the Fund's annualized total return was in the fourth quintile of its Morningstar category for the one, three and five year periods ended June 30, 2007. (In all quintile rankings referred to throughout this disclosure, first quintile is most favorable to the Fund's shareowners. Thus, highest relative performance would be first quintile and lowest relative expenses would also be first quintile.) After discussing the reasons for the Fund's underperformance with PIM, the Trustees agreed that they would continue to monitor the performance of the Fund closely.

Management Fee and Expenses
The Trustees considered that the management fee to be paid by the Fund to PIM under the amended and restated investment advisory agreement would be the same as the management fee to be paid by the Fund under the previously approved investment advisory agreement. The Trustees considered information on the fees and expenses of the Fund in comparison to the management fees of its peer group of funds as classified by Morningstar and the expense ratios of a peer group of funds selected on the basis of criteria determined by


28    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08
the independent Trustees for this purpose using data provided by Strategic Insight Mutual Fund Research and Consulting, LLC (Strategic Insight), an independent third party.

The Trustees considered that the Fund's management fee for the twelve months ended June 30, 2007 was in the third quintile relative to the management fees paid by other funds in its peer group Morningstar category for the comparable period. The Trustees also considered that the Fund's expense ratio for the twelve months ended June 30, 2007 was in the fourth quintile relative to its Strategic Insight peer group. The Trustees noted the relatively small size of the Fund compared to its peer groups. It was noted that PIM did not currently manage any accounts with an investment objective and strategies that were similar to the Fund.

The Trustees concluded that the management fee payable by the Fund to PIM was reasonable in relation to the nature and quality of services provided, taking into account the fees charged by other advisers for managing comparable mutual funds with similar strategies. The Trustees also concluded that the Fund's expense ratio was reasonable, taking into account the size of the Fund and the quality of services provided by PIM.

Profitability
The Trustees considered information provided by PIM regarding the profitability of PIM with respect to the advisory services provided by PIM to the Fund, including the methodology used by PIM in allocating certain of its costs to the management of the Fund. The Trustees also considered PIM's profit margin in connection with the overall operation of the Fund. They further reviewed the financial results realized by PIM and its affiliates from non-fund businesses. The Trustees considered PIM's profit margins with respect to the Fund in comparison to the limited industry data available and noted that the profitability of any adviser was affected by numerous factors, including its organizational structure and method for allocating expenses. The Trustees recognized that PIM should be entitled to earn a reasonable level of profit for the services provided to the Fund. The Trustees concluded that PIM's profitability with respect to the management of the Fund was not unreasonable.

Economies of Scale
The Trustees considered the economies of scale with respect to the management of the Fund, whether the Fund had appropriately benefited from any economies of scale, and whether there was potential for realization of any further economies of scale.

The Trustees concluded that, because of the breakpoints in the management fee schedule and the reduced fee rates above certain asset levels, any perceived or potential economies of scale would be shared between PIM and the Fund.


                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    29

Other Benefits
The Trustees considered the other benefits to PIM from its relationship with the Fund. The Trustees considered that affiliates of PIM serve as the Fund's transfer agent and distributor. The Trustees considered the receipt by PIM and its affiliates of sales loads and payments under Rule 12b-1 plans in respect of the Fund and the other Pioneer funds and the benefits to PIM and its affiliates from the use of "soft" commission dollars generated by the Fund to pay for research and brokerage services. The Trustees further considered the intangible benefits to PIM by virtue of its relationship with the Fund and the other Pioneer funds. The Trustees concluded that the receipt of these benefits was reasonable in the context of the overall relationship between PIM and the Fund.

Conclusion
After consideration of the factors described above as well as other factors, the Trustees, including all of the independent Trustees, concluded that the terms of the amended and restated investment advisory agreement between PIM and the Fund, including the fees payable thereunder, were fair and reasonable and voted to approve the amended and restated investment advisory agreement for the Fund.


30    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Trustees, Officers and Service Providers

Investment Adviser
Pioneer Investment Management, Inc.

Custodian
Brown Brothers Harriman & Co.

Independent Registered Public Accounting Firm
Ernst & Young LLP

Principal Underwriter
Pioneer Funds Distributor, Inc.

Legal Counsel
Bingham McCutchen LLP

Shareowner Services and Transfer Agent
Pioneer Investment Management Shareholder Services, Inc.

Trustees and Officers

The Board of Trustees provides broad supervision over the Fund's affairs. The officers of the Fund are responsible for the Fund's operations. The Trustees and officers are listed below, together with their principal occupations during the past five years. Trustees who are interested persons of the Fund within the meaning of the 1940 Act are referred to as Interested Trustees. Trustees who are not interested persons of the Fund are referred to as Independent Trustees. Each of the Trustees (except Mr. Bock and Dr. Friedman) serves as a trustee of each of the 77 U.S. registered investment portfolios for which Pioneer serves as investment adviser (the "Pioneer Funds"). Mr. Bock serves as Trustee of 76 of the 77 Pioneer Funds and Dr. Friedman serves on 71 of the 77 Pioneer Funds. The address for all Trustees and all officers of the Fund is 60 State Street, Boston, Massachusetts 02109.


                  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08    31

Interested Trustees

                            Position Held            Term of Office and
Name and Age                With the Fund            Length of Service
John F. Cogan, Jr. (82)*    Chairman of the Board,   Trustee since 2005.
                            Trustee and President    Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
--------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*   Trustee and Executive    Trustee since 2007.
                            Vice President           Serves until a successor
                                                     trustee is elected or
                                                     earlier retirement or
                                                     removal.
--------------------------------------------------------------------------------
*    Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the fund's investment adviser and certain of its affiliates.


Interested Trustees
                                                                                                Other Directorships
Name and Age                Principal Occupation During Past Five Years                         Held by this Trustee
John F. Cogan, Jr. (82)*    Deputy Chairman and a Director of Pioneer Global Asset Man-         None
                            agement S.p.A. ("PGAM"); Non-Executive Chairman and a Direc-
                            tor of Pioneer Investment Management USA Inc. ("PIM-USA");
                            Chairman and a Director of Pioneer; Chairman and Director of
                            Pioneer Institutional Asset Management, Inc. (since 2006);
                            Director of Pioneer Alternative Investment Management Limited
                            (Dublin); President and a Director of Pioneer Alternative Invest-
                            ment Management (Bermuda) Limited and affiliated funds;
                            Director of PIOGLOBAL Real Estate Investment Fund (Russia)
                            (until June 2006); Director of Nano-C, Inc. (since 2003); Director of Cole Management Inc. (since 2004); Director of Fiduciary
                            Counseling, Inc.; President and Director of Pioneer Funds Dis-
                            tributor, Inc. ("PFD") (until May 2006); President of all of the
                            Pioneer Funds; and Of Counsel, Wilmer Cutler Pickering Hale and
                            Dorr LLP
---------------------------------------------------------------------------------------------------------------------
Daniel K. Kingsbury (49)*   Director, CEO and President of Pioneer Investment Management        None
                            USA Inc. (since February 2007); Director and President of
                            Pioneer Investment Management, Inc. and Pioneer Institutional
                            Asset Management, Inc. (since February 2007); Executive Vice
                            President of all of the Pioneer Funds (since March 2007); Direc-
                            tor of Pioneer Global Asset Management S.p.A. (since April
                            2007); Head of New Markets Division, Pioneer Global Asset
                            Management S.p.A. (2000 - 2007)
---------------------------------------------------------------------------------------------------------------------
*    Mr. Cogan and Mr. Kingsbury are Interested Trustees because they are officers or directors of the fund's investment adviser and certain of its affiliates.

32  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Independent Trustees

                     Position Held   Term of Office and
Name and Age         With the Fund   Length of Service
David R. Bock (64)   Trustee         Trustee since 2005.
                                     Serves until a successor
                                     trustee is elected or
                                     earlier retirement or
                                     removal.
--------------------------------------------------------------------------------
Mary K. Bush (60)    Trustee         Trustee since 2005.
                                     Serves until a successor
                                     trustee is elected or
                                     earlier retirement or
                                     removal.
--------------------------------------------------------------------------------

                                                                                          Other Directorships
Name and Age         Principal Occupation During Past Five Years                          Held by this Trustee
David R. Bock (64)   Executive Vice President and Chief Financial Officer, I-trax, Inc.   Director of Enterprise Com-
                     (publicly traded health care services company) (2004 - 2007);        munity Investment, Inc.
                     Partner, Federal City Capital Advisors (boutique merchant bank)      (privately-held affordable
                     (1997 to 2004 and 2008 - present); and Executive Vice Presi-         housing finance company);
                     dent and Chief Financial Officer, Pedestal Inc. (internet-based      and Director of New York
                     mortgage trading company) (2000 - 2002)                              Mortgage Trust (publicly
                                                                                          traded mortgage REIT)
------------------------------------------------------------------------------------------------------------------------
Mary K. Bush (60)    President, Bush International, LLC (international financial          Director of Marriott Interna-
                     advisory firm)                                                       tional, Inc., Director of
                                                                                          Discover Financial Services
                                                                                          (credit card issuer and elec-
                                                                                          tronic payment services);
                                                                                          Director of Briggs & Stratton
                                                                                          Co. (engine manufacturer);
                                                                                          Director of UAL Corporation
                                                                                          (airline holding company);
                                                                                          Director of Mantech Interna-
                                                                                          tional Corporation (national
                                                                                          security, defense, and
                                                                                          intelligence technology
                                                                                          firm); and Member, Board
                                                                                          of Governors, Investment
                                                                                          Company Institute
------------------------------------------------------------------------------------------------------------------------

                    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08  33

                            Position Held   Term of Office and
Name and Age                With the Fund   Length of Service
Benjamin M. Friedman (63)   Trustee         Trustee since May,
                                            2008. Serves until
                                            a successor trustee
                                            is elected or earlier
                                            retirement or removal
--------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Trustee         Trustee since 2005.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------
Thomas J. Perna (57)        Trustee         Trustee since 2006.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------
Marguerite A. Piret (60)    Trustee         Trustee since 2005.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------
John Winthrop (72)          Trustee         Trustee since 2005.
                                            Serves until a successor
                                            trustee is elected or
                                            earlier retirement or
                                            removal.
--------------------------------------------------------------------------------

                                                                                               Other Directorships
Name and Age                Principal Occupation During Past Five Years                        Held by this Trustee
Benjamin M. Friedman (63)   Professor, Harvard University                                      Trustee, Mellon Institutional
                                                                                               Funds Investment Trust
                                                                                               and Mellon Institutional
                                                                                               Funds Master Portfolio
                                                                                               (oversees 17 portfolios in
                                                                                               fund complex)
-----------------------------------------------------------------------------------------------------------------------------
Margaret B.W. Graham (61)   Founding Director, Vice-President and Corporate Secretary, The     None
                            Winthrop Group, Inc. (consulting firm); and Desautels Faculty of Management, McGill University
-----------------------------------------------------------------------------------------------------------------------------
Thomas J. Perna (57)        Private investor (2004 - present); and Senior Executive            Director of Quadriserv Inc.
                            Vice President, The Bank of New York (financial and securities     (technology products for
                            services) (1986 - 2004)                                            securities lending industry)
-----------------------------------------------------------------------------------------------------------------------------
Marguerite A. Piret (60)    President and Chief Executive Officer, Newbury, Piret & Company,   Director of New America
                            Inc. (investment banking firm)                                     High Income Fund, Inc.
                                                                                               (closed-end investment
                                                                                               company)
-----------------------------------------------------------------------------------------------------------------------------
John Winthrop (72)          President, John Winthrop & Co., Inc. (private investment firm)     None
-----------------------------------------------------------------------------------------------------------------------------

34  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

Fund Officers

                             Positions Held        Length of Service
Name and Age                 With the Trust        and Term of Office
Dorothy E. Bourassa (60)     Secretary             Since 2005. Serves
                                                   at the discretion of
                                                   the Board.
--------------------------------------------------------------------------------
Christopher J. Kelley (43)   Assistant Secretary   Since 2005. Serves
                                                   at the discretion of
                                                   the Board.
--------------------------------------------------------------------------------
Mark E. Bradley (48)         Treasurer             Since March 2008.
                                                   Serves at the discretion
                                                   of the Board.
--------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Treasurer   Since 2005. Serves
                                                   at the discretion of
                                                   the Board.
--------------------------------------------------------------------------------
Gary Sullivan (50)           Assistant Treasurer   Since 2005. Serves
                                                   at the discretion of
                                                   the Board.
--------------------------------------------------------------------------------

Fund Officers
                                                                                                 Other Directorships
Name and Age                 Principal Occupation During Past Five Years                         Held by this Officer
Dorothy E. Bourassa (60)     Secretary of PIM-USA; Senior Vice President - Legal of Pioneer;     None
                             Secretary/Clerk of most of PIM-USA's subsidiaries; and Secretary of all of the Pioneer Funds since September 2003 (Assistant
                             Secretary from November 2000 to September 2003)
----------------------------------------------------------------------------------------------------------------------
Christopher J. Kelley (43)   Associate General Counsel of Pioneer since January 2008 and         None
                             Assistant Secretary of all of the Pioneer Funds since September
                             2003; Vice President and Senior Counsel of Pioneer from July
                             2002 to December 2007
----------------------------------------------------------------------------------------------------------------------
Mark E. Bradley (48)         Vice President - Fund Accounting, Administration and Controller-    None
                             ship Services of Pioneer; and Treasurer of all of the Pioneer
                             Funds since March 2008; Deputy Treasurer of Pioneer from
                             March 2004 to February 2008; Assistant Treasurer of all of the
                             Pioneer Funds from March 2004 to February 2008; and Treasurer and Senior Vice President, CDC IXIS Asset Management Services
                             from 2002 to 2003
----------------------------------------------------------------------------------------------------------------------
Luis I. Presutti (43)        Assistant Vice President - Fund Accounting, Administration and      None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------
Gary Sullivan (50)           Fund Accounting Manager - Fund Accounting, Administration and       None
                             Controllership Services of Pioneer; and Assistant Treasurer of all
                             of the Pioneer Funds
----------------------------------------------------------------------------------------------------------------------

                    Pioneer Treasury Reserves Fund | Annual Report | 7/31/08  35

                              Positions Held        Length of Service
Name and Age                  With the Trust        and Term of Office
Katherine Kim Sullivan (34)   Assistant Treasurer   Since 2005. Serves
                                                    at the discretion of
                                                    the Board.
--------------------------------------------------------------------------------
Teri W. Anderholm (48)        Chief Compliance      Since January 2007.
                              Officer               Serves at the discretion
                                                    of the Board.
--------------------------------------------------------------------------------

                                                                                               Other Directorships
Name and Age                  Principal Occupation During Past Five Years                      Held by this Officer
Katherine Kim Sullivan (34)   Fund Administration Manager - Fund Accounting, Administration    None
                              and Controllership Services since June 2003 and Assistant Trea-
                              surer of all of the Pioneer Funds since September 2003; Assis-
                              tant Vice President - Mutual Fund Operations of State Street
                              Corporation from June 2002 to June 2003 (formerly Deutsche
                              Bank Asset Management)
---------------------------------------------------------------------------------------------------------------------
Teri W. Anderholm (48)        Chief Compliance Officer of Pioneer since December 2006 and of   None
                              all the Pioneer Funds since January 2007; Vice President and
                              Compliance Officer, MFS Investment Management (August 2005
                              to December 2006); Consultant, Fidelity Investments (February
                              2005 to July 2005); Independent Consultant (July 1997 to
                              February 2005)
---------------------------------------------------------------------------------------------------------------------

36  Pioneer Treasury Reserves Fund | Annual Report | 7/31/08

How to Contact Pioneer

We are pleased to offer a variety of convenient ways for you to contact us for assistance or information.

Call us for:
--------------------------------------------------------------------------------
Account Information, including existing accounts,
new accounts, prospectuses, applications
and service forms                                                 1-800-225-6292

FactFone(SM) for automated fund yields, prices,
account information and transactions                              1-800-225-4321

Retirement plans information                                      1-800-622-0176

Telecommunications Device for the Deaf (TDD)                      1-800-225-1997

Write to us:
--------------------------------------------------------------------------------
PIMSS, Inc.
P.O. Box 55014
Boston, Massachusetts 02205-5014

Our toll-free fax                                                 1-800-225-4240

Our internet e-mail address                   ask.pioneer@pioneerinvestments.com
(for general questions about Pioneer only)


Visit our web site: pioneerinvestments.com


This report must be preceded or accompanied by a prospectus.

The Fund files a complete schedule of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's web site at http://www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

[LOGO]PIONEER
      Investments(R)

Pioneer Investment Management, Inc.
60 State Street
Boston, MA 02109
pioneerinvestments.com


Securities offered through Pioneer Funds Distributor, Inc.
60 State Street, Boston, MA 02109
Underwriter of Pioneer Mutual Funds, Member SIPC
(C) 2008 Pioneer Investments 19423-02-0908



ITEM 2. CODE OF ETHICS.

(a) Disclose whether, as of the end of the period covered by the report, the registrant has adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party. If the registrant has not adopted such a code of ethics, explain why it has not done so.

The registrant has adopted, as of the end of the period covered by this report, a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer and controller.

(b) For purposes of this Item, the term "code of ethics" means written standards that are reasonably designed to deter wrongdoing and to promote:

        (1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

        (2) Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

        (3) Compliance with applicable governmental laws, rules, and regulations;

        (4) The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

        (5) Accountability for adherence to the code.

(c) The registrant must briefly describe the nature of any amendment, during the period covered by the report, to a provision of its code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party, and that relates to any element of the code of ethics definition enumerated in paragraph (b) of this Item. The registrant must file a copy of any such amendment as an exhibit pursuant to Item 10(a), unless the registrant has elected to satisfy paragraph (f) of this Item by posting its code of ethics on its website pursuant to paragraph (f)(2) of this Item, or by undertaking to provide its code of ethics to any person without charge, upon request, pursuant to paragraph (f)(3) of this Item.

The registrant has made no amendments to the code of ethics during the period covered by this report.

(d) If the registrant has, during the period covered by the report, granted a waiver, including an implicit waiver, from a provision of the code of ethics to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party, that relates to one or more of the items set forth in paragraph (b) of this Item, the registrant must briefly describe the nature of the waiver, the name of the person to whom the waiver was granted, and the date of the waiver.

Not applicable.

(e) If the registrant intends to satisfy the disclosure requirement under paragraph (c) or (d) of this Item regarding an amendment to, or a waiver from, a provision of its code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in paragraph (b) of this Item by posting such information on its Internet website, disclose the registrant's Internet address and such intention.

Not applicable.

(f) The registrant must:

        (1) File with the Commission, pursuant to Item 10(a), a copy of its code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as an exhibit to its annual report on this Form N-CSR;

        (2) Post the text of such code of ethics on its Internet website and disclose, in its most recent report on this Form N-CSR, its Internet address and the fact that it has posted such code of ethics on its Internet website; or

        (3) Undertake in its most recent report on this Form N-CSR to provide to any person without charge, upon request, a copy of such code of ethics and explain the manner in which such request may be made.
	See Item 10(2)

ITEM 3. AUDIT COMMITTEE FINANCIAL EXPERT.

(a) (1) Disclose that the registrant's board of trustees has determined that the registrant either:

    (i) Has at least one audit committee financial expert serving on its audit committee; or

    (ii) Does not have an audit committee financial expert serving on its audit committee.

The registrant's Board of Trustees has determined that the registrant has at least one audit committee financial expert.

    (2) If the registrant provides the disclosure required by paragraph
(a)(1)(i) of this Item, it must disclose the name of the audit committee financial expert and whether that person is "independent." In order to be considered "independent" for purposes of this Item, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of trustees, or any other board committee:

    (i) Accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer; or

    (ii) Be an "interested person" of the investment company as defined in
         Section 2(a)(19) of the Act (15 U.S.C. 80a-2(a)(19)).

Ms. Marguerite A. Piret, an independent trustee, is such an audit committee financial expert.

    (3) If the registrant provides the disclosure required by paragraph (a)(1)
(ii) of this Item, it must explain why it does not have an audit committee financial expert.

Not applicable.


ITEM 4. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

(a) Disclose, under the caption AUDIT FEES, the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant's annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit Fees
Fees for audit services provided to the Trust, including fees associated with the annual filing of its Form N-1A, totaled approximately $119,600 in 2008 and $149,890 in 2007.

(b) Disclose, under the caption AUDIT-RELATED FEES, the aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit of the registrant's financial statements and are not reported under paragraph (a) of this Item. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

Audit-Related Fees
There were no audit-related services in 2008 or 2007.

(c) Disclose, under the caption TAX FEES, the aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

Tax Fees
Fees for tax compliance services, primarily for tax returns, totaled approximately $33,160 and $39,100 in 2008 and 2007, respectively.

(d) Disclose, under the caption ALL OTHER FEES, the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in paragraphs (a) through
(c) of this Item. Registrants shall describe the nature of the services comprising the fees disclosed under this category.

Other Fees
The fees for other services provided to the Trust, primarily related to mergers, totaled approximately $16,738 and $13,969 during the fiscal years ended July 31, 2008 and 2007, respectively.

(e) (1) Disclose the audit committee's pre-approval policies and procedures described in paragraph (c)(7) of Rule 2-01 of Regulation S-X.

 PIONEER FUNDS
            APPROVAL OF AUDIT, AUDIT-RELATED, TAX AND OTHER SERVICES
                       PROVIDED BY THE INDEPENDENT AUDITOR

                  SECTION I - POLICY PURPOSE AND APPLICABILITY

The Pioneer Funds recognize the importance of maintaining the independence of their outside auditors. Maintaining independence is a shared responsibility involving Pioneer Investment Management, Inc ("PIM"), the audit committee and the independent auditors.

The Funds recognize that a Fund's independent auditors: 1) possess knowledge of the Funds, 2) are able to incorporate certain services into the scope of the audit, thereby avoiding redundant work, cost and disruption of Fund personnel and processes, and 3) have expertise that has value to the Funds. As a result, there are situations where it is desirable to use the Fund's independent auditors for services in addition to the annual audit and where the potential for conflicts of interests are minimal. Consequently, this policy, which is intended to comply with Rule 210.2-01(C)(7), sets forth guidelines and procedures to be followed by the Funds when retaining the independent audit firm to perform audit, audit-related tax and other services under those circumstances, while also maintaining independence.

Approval of a service in accordance with this policy for a Fund shall also constitute approval for any other Fund whose pre-approval is required pursuant to Rule 210.2-01(c)(7)(ii).

In addition to the procedures set forth in this policy, any non-audit services that may be provided consistently with Rule 210.2-01 may be approved by the Audit Committee itself and any pre-approval that may be waived in accordance with Rule 210.2-01(c)(7)(i)(C) is hereby waived.

Selection of a Fund's independent auditors and their compensation shall be determined by the Audit Committee and shall not be subject to this policy.

                               SECTION II - POLICY

---------------- -------------------------------- -------------------------------------------------
SERVICE           SERVICE CATEGORY DESCRIPTION      SPECIFIC PRE-APPROVED SERVICE SUBCATEGORIES
CATEGORY
---------------- -------------------------------- -------------------------------------------------
I.  AUDIT        Services that are directly       o Accounting research assistance
SERVICES         related to performing the        o SEC consultation, registration
                 independent audit of the Funds     statements, and reporting
                                                  o Tax accrual related matters
                                                  o Implementation of new accounting
                                                    standards
                                                  o Compliance letters (e.g. rating agency
                                                    letters)
                                                  o Regulatory reviews and assistance
                                                    regarding financial matters
                                                  o Semi-annual reviews (if requested)
                                                  o Comfort letters for closed end
                                                    offerings
---------------- -------------------------------- -------------------------------------------------
II.              Services which are not           o AICPA attest and agreed-upon procedures
AUDIT-RELATED    prohibited under Rule            o Technology control assessments
SERVICES         210.2-01(C)(4) (the "Rule")      o Financial reporting control assessments
                 and are related extensions of    o Enterprise security architecture
                 the audit services support the     assessment
                 audit, or use the
                 knowledge/expertise gained
                 from the audit procedures as a
                 foundation to complete the
                 project.  In most cases, if
                 the Audit-Related Services are
                 not performed by the Audit
                 firm, the scope of the Audit
                 Services would likely
                 increase.  The Services are
                 typically well-defined and
                 governed by accounting
                 professional standards (AICPA,
                 SEC, etc.)
---------------- -------------------------------- -------------------------------------------------
 ------------------------------------- ------------------------------------
   AUDIT COMMITTEE APPROVAL POLICY               AUDIT COMMITTEE
                                                REPORTING POLICY
 ------------------------------------- ------------------------------------
 o "One-time" pre-approval             o A summary of all such
   for the audit period for all          services and related fees
   pre-approved specific service         reported at each regularly
   subcategories.  Approval of the       scheduled Audit Committee
   independent auditors as               meeting.
   auditors for a Fund shall
   constitute pre approval for
   these services.
 ------------------------------------- ------------------------------------
 o "One-time" pre-approval             o A summary of all such
   for the fund fiscal year within       services and related fees
   a specified dollar limit              (including comparison to
   for all pre-approved                  specified dollar limits)
   specific service subcategories        reported quarterly.

 o Specific approval is
   needed to exceed the
   pre-approved dollar limit for
   these services (see general
   Audit Committee approval policy
   below for details on obtaining
   specific approvals)

 o Specific approval is
   needed to use the Fund's
   auditors for Audit-Related
   Services not denoted as
   "pre-approved", or
   to add a specific service
   subcategory as "pre-approved"
 ------------------------------------- ------------------------------------

                     SECTION III - POLICY DETAIL, CONTINUED

----------------------- --------------------------- -----------------------------------------------
   SERVICE CATEGORY          SERVICE CATEGORY        SPECIFIC PRE-APPROVED SERVICE SUBCATEGORIES
                               DESCRIPTION
----------------------- --------------------------- -----------------------------------------------
III. TAX SERVICES       Services which are not      o Tax planning and support
                        prohibited by the Rule,     o Tax controversy assistance
                        if an officer of the Fund   o Tax compliance, tax returns, excise
                        determines that using the     tax returns and support
                        Fund's auditor to provide   o Tax opinions
                        these services creates
                        significant synergy in
                        the form of efficiency,
                        minimized disruption, or
                        the ability to maintain a
                        desired level of
                        confidentiality.
----------------------- --------------------------- -----------------------------------------------

------------------------------------- -------------------------
  AUDIT COMMITTEE APPROVAL POLICY         AUDIT COMMITTEE
                                          REPORTING POLICY
------------------------------------- -------------------------
------------------------------------- -------------------------
o "One-time" pre-approval             o A summary of
  for the fund fiscal  year             all such services and
  within a specified dollar limit       related fees
  				        (including comparison
  			                to specified dollar
  			                limits) reported
  			                quarterly.

o Specific approval is
  needed to exceed the
  pre-approved dollar limits for
  these services (see general
  Audit Committee approval policy
  below for details on obtaining
  specific approvals)

o Specific approval is
  needed to use the Fund's
  auditors for tax services not
  denoted as pre-approved, or to add a specific
  service subcategory as
  "pre-approved"
------------------------------------- -------------------------

                     SECTION III - POLICY DETAIL, CONTINUED

----------------------- --------------------------- -----------------------------------------------
   SERVICE CATEGORY          SERVICE CATEGORY        SPECIFIC PRE-APPROVED SERVICE SUBCATEGORIES
                               DESCRIPTION
----------------------- --------------------------- -----------------------------------------------
IV.  OTHER SERVICES     Services which are not      o Business Risk Management support
                        prohibited by the Rule,     o Other control and regulatory
A. SYNERGISTIC,         if an officer of the Fund     compliance projects
UNIQUE QUALIFICATIONS   determines that using the
                        Fund's auditor to provide
                        these services creates
                        significant synergy in
                        the form of efficiency,
                        minimized disruption,
                        the ability to maintain a
                        desired level of
                        confidentiality, or where
                        the Fund's auditors
                        posses unique or superior
                        qualifications to provide
                        these services, resulting
                        in superior value and
                        results for the Fund.
----------------------- --------------------------- -----------------------------------------------
--------------------------------------- ------------------------
    AUDIT COMMITTEE APPROVAL POLICY         AUDIT COMMITTEE
                                            REPORTING POLICY
------------------------------------- --------------------------
o "One-time" pre-approval             o A summary of
  for the fund fiscal year within       all such services and
  a specified dollar limit              related fees
  			               (including comparison
  			                to specified dollar
  				        limits) reported
                                        quarterly.
o Specific approval is
  needed to exceed the
  pre-approved dollar limits for
  these services (see general
  Audit Committee approval policy
  below for details on obtaining
  specific approvals)

o Specific approval is
  needed to use the Fund's
  auditors for "Synergistic" or
  "Unique Qualifications" Other
  Services not denoted as
  pre-approved to the left, or to
  add a specific service
  subcategory as "pre-approved"
------------------------------------- --------------------------

                     SECTION III - POLICY DETAIL, CONTINUED

----------------------- ------------------------- -----------------------------------------------
   SERVICE CATEGORY         SERVICE CATEGORY        SPECIFIC PROHIBITED SERVICE SUBCATEGORIES
                              DESCRIPTION
----------------------- ------------------------- -----------------------------------------------
PROHIBITED  SERVICES    Services which result     1. Bookkeeping or other services
                        in the auditors losing       related to the accounting records or
                        independence status          financial statements of the audit
                        under the Rule.              client*
                                                  2. Financial information systems design
                                                     and implementation*
                                                  3. Appraisal or valuation services,
                                                     fairness* opinions, or
                                                     contribution-in-kind reports
                                                  4. Actuarial services (i.e., setting
                                                     actuarial reserves versus actuarial
                                                     audit work)*
                                                  5. Internal audit outsourcing services*
                                                  6. Management functions or human
                                                     resources
                                                  7. Broker or dealer, investment
                                                     advisor, or investment banking services
                                                  8. Legal services and expert services
                                                     unrelated to the audit
                                                  9. Any other service that the Public
                                                     Company Accounting Oversight Board
                                                     determines, by regulation, is
                                                     impermissible
----------------------- ------------------------- -----------------------------------------------
------------------------------------------- ------------------------------
     AUDIT COMMITTEE APPROVAL POLICY               AUDIT COMMITTEE
                                                  REPORTING POLICY
------------------------------------------- ------------------------------
o These services are not to be              o A summary of all
  performed with the exception of the(*)      services and related
  services that may be permitted              fees reported at each
  if they would not be subject to audit       regularly scheduled
  procedures at the audit client (as          Audit Committee meeting
  defined in rule 2-01(f)(4)) level           will serve as continual
  the firm providing the service.             confirmation that has
  				              not provided any
                                              restricted services.
------------------------------------------- ------------------------------

--------------------------------------------------------------------------------
GENERAL AUDIT COMMITTEE APPROVAL POLICY:
o For all projects, the officers of the Funds and the Fund's auditors will each make an assessment to determine that any proposed projects will not impair independence.

o Potential services will be classified into the four non-restricted service categories and the "Approval of Audit, Audit-Related, Tax and Other Services" Policy above will be applied. Any services outside the specific pre-approved service subcategories set forth above must be specifically approved by the Audit Committee.

o At least quarterly, the Audit Committee shall review a report summarizing the services by service category, including fees, provided by the Audit firm as set forth in the above policy.

--------------------------------------------------------------------------------


    (2) Disclose the percentage of services described in each of paragraphs (b) through (d) of this Item that were approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Non-Audit Services
Beginning with non-audit service contracts entered into on or after May 6, 2003, the effective date of the new SEC pre-approval rules, the Fund's audit committee is required to pre-approve services to affiliates defined by SEC rules to the extent that the services are determined to have a direct impact on the operations or financial reporting of the Fund. For the years ended July 31, 2008 and 2007, there were no services provided to an affiliate that required the Fund's audit committee pre-approval.

(f) If greater than 50 percent, disclose the percentage of hours expended on the principal accountant's engagement to audit the registrant's financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

N/A

(g) Disclose the aggregate non-audit fees billed by the registrant's accountant for services rendered to the registrant, and rendered to the registrant's investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the registrant for each of the last two fiscal years of the registrant.


Aggregate Non-Audit Fees

The aggregate non-audit fees for the Fund and affiliates, as previously defined, totaled approximately $49,898 in 2008 and $53,069 in 2007.

(h) Disclose whether the registrant's audit committee of the board of trustees has considered whether the provision of non-audit services that were rendered to the registrant's investment adviser (not including any subadviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant's independence.

The Fund's audit committee of the Board of Trustees has considered whether the provision of non-audit services that were rendered to the Affiliates (as defined) that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant's independence.

Item 5. Audit Committee of Listed Registrants

(a) If the registrant is a listed issuer as defined in Rule 10A-3 under the Exchange Act (17 CFR 240.10A-3), state whether or not the registrant has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)).
If the registrant has such a committee, however designated, identify each committee member. If the entire board of directors is acting as the registrants audit committee as specified in
Section 3(a)(58)(B) of the Exchange Act (15 U.S.C. 78c(a)(58)(B)), so state.

N/A

(b) If applicable, provide the disclosure required by Rule 10A-3(d) under the Exchange Act (17 CFR 240.10A-3(d)) regarding an exemption from the listing standards for audit committees.

N/A

Item 6. Schedule of Investments.

File Schedule I Investments in securities of unaffiliated issuers as of the close of the reporting period as set forth in 210.12-12 of Regulation S-X [17 CFR 210.12-12], unless the schedule is included as part of the report to shareholders filed under Item
1 of this Form.

Included in Item 1


ITEM 7. DISCLOSURE OF PROXY VOTING POLICIES AND PROCEDURES FOR
CLOSED-END MANAGEMENT INVESTMENT COMPANIES.

A closed-end management investment company that is filing an annual report on this Form N-CSR must, unless it invests exclusively in non-voting securities, describe the policies and procedures that it uses to determine how to vote proxies relating to portfolio securities, including the procedures that the company uses when a vote presents a conflict between the interests of its shareholders, on the one hand, and those of the company's investment adviser; principal underwriter; or any affiliated person (as defined in Section 2(a)(3) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(3)) and the rules thereunder) of the company, its investment adviser, or its principal underwriter, on the other. Include any policies and procedures of the company's investment adviser, or any other third party, that the company uses, or that are used on the company's behalf, to determine how to vote proxies relating to portfolio securities.

Not applicable to open-end management investment companies.



Item 8. Portfolio Managers of Closed-End Management Investment
        Companies.

(a) If the registrant is a closed-end management investment company that is filing an annual report on this Form N-CSR,provide the following information:
(1) State the name, title, and length of service of the person or persons employed by or associated with the registrant or an investment adviser of the registrant who are primarily responsible for the day-to-day management of the registrants portfolio (Portfolio Manager). Also state each Portfolio Managers business experience during the past 5 years.


Not applicable to open-end management investment companies.


Item 9. Purchases of Equity Securities by Closed-End Management
Investment Company and Affiliated Purchasers.

(a) If the registrant is a closed-end management investment company, in the following tabular format, provide the information specified in paragraph (b) of this Item with respect to any purchase made by or on behalf of the registrant or any affiliated purchaser, as defined in Rule 10b-18(a)(3) under the Exchange Act (17 CFR 240.10b-18(a)(3)), of shares or other units of any class of the registrants equity securities that is registered by the registrant pursuant to Section 12 of the Exchange Act (15 U.S.C. 781). Instruction to paragraph (a). Disclose all purchases covered by this Item, including purchases that do not satisfy the conditions of the safe harbor of Rule 10b-18 under the Exchange Act (17 CFR 240.10b-18), made in the period covered by the report. Provide disclosures covering repurchases made on a monthly basis. For example, if the reporting period began on January 16 and ended on July 15, the chart would show repurchases for the months from January 16 through February 15, February 16 through March 15, March 16 through
April 15, April 16 through May 15, May 16 through June 15, and June 16 through July 15.

Not applicable to open-end management investment companies.


Item 10. Submission of Matters to a Vote of Security Holders.

Describe any material changes to the procedures by which shareholders may recommend nominees to the registrants board of directors, where those changes were implemented after the registrant last provided disclosure in response to the requirements of Item 7(d)(2)(ii)(G) of Schedule 14A (17 CFR 240.14a-101), or this Item.


There have been no material changes to the procedures by which the shareholders may recommend nominees to the registrants board of directors since the registrant last provided disclosure in response to the requirements of Item 7(d)(2)(ii)(G) of Schedule 14(A) in its definitive proxy statement, or this Item.


ITEM 11. CONTROLS AND PROCEDURES.

(a) Disclose the conclusions of the registrant's principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, about the effectiveness of the registrant's disclosure controls and procedures (as defined in Rule 30a-2(c) under the Act (17 CFR 270.30a-2(c))) based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of the report that includes the disclosure required by this paragraph.

The registrant's principal executive officer and principal financial officer have concluded that the registrant's disclosure controls and procedures are effective based on their evaluation of these controls and procedures as of a date within 90 days of the filing date of this report.


(b) Disclose whether or not there were significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

There were no significant changes in the registrant's internal control over financial reporting that occurred during the second fiscal quarter of the period covered by this report that have materially affected, or are reasonably likely to materially affect, the registrant's internal control over financial reporting.

The registrant's principal executive officer and principal financial officer, however, voluntarily are reporting the following information:

In August of 2006 the registrant's investment adviser enhanced its internal procedures for reporting performance information required to be included in prospectuses.
Those enhancements involved additional internal controls over the appropriateness of performance data generated for this purpose. Such enhancements were made following an internal review which identified prospectuses relating to certain classes of shares of a limited number of registrants where, inadvertently, performance information not reflecting the deduction of applicable sales charges was included. Those prospectuses were revised, and the revised prospectuses were distributed to shareholders.


ITEM 12. EXHIBITS.

File the exhibits listed below as part of this Form. Letter or number the exhibits in the sequence indicated.

(a) Any code of ethics, or amendment thereto, that is the subject of the disclosure required by Item 2, to the extent that the registrant intends to satisfy the Item 2 requirements through filing of an exhibit.



(b) A separate certification for each principal executive officer and principal financial officer of the registrant as required by Rule 30a-2 under the Act
(17 CFR 270.30a-2).

Filed herewith.

                                   SIGNATURES

                          [See General Instruction F]


Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


(Registrant) Pioneer Series Trust IV


By (Signature and Title)* /s/ John F. Cogan, Jr.
John F. Cogan, Jr, President

Date September 29, 2008


Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


By (Signature and Title)* /s/ John F. Cogan, Jr.
John F. Cogan, Jr., President

Date September 29, 2008


By (Signature and Title)* /s/ Mark Bradley
Mark Bradley, Treasurer

Date September 29, 2008

* Print the name and title of each signing officer under his or her signature.